Exhibit 10.4

Pledge of Equity Agreement

This Agreement is executed by:

Pledgeors (hereinafter collectively referred to as “Party A”):

1. ZHANG Xin, a citizen of PRC with ID Card number             , owns 87.93% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

2. WANG Kaiying., a citizen of PRC with ID Card number             , owns 2.07% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

3. LI Hanying, a citizen of PRC with ID Card number             , owns 10% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

Pledgee (hereinafter referred to as “Party B”):

Wuhan Fengxin Agricultural and Technology Development Co., Ltd., a Wholly Foreign Owned Enterprise registered in Wuhan, PRC.

Whereas:

1. Party A consists of all of the shareholders of Wuhan Fengze Agricultural and Technology Development Co., Ltd. (hereinafter referred to as Wuhan Fengze.), who legally hold all of the equity interest of Wuhan Fengze.

2. Wuhan Fengxin Agricultural and Technology Development Co., Ltd. is a Wholly Foreign Owned Enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC and its legal registered address is Room 1518, Xinhongji Garden, 6 Qiuchang Street Jiangan District, Wuhan, Hubei.

3. Wuhan Fengze. is an enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is            and its legal registered address is Wuhan Huangpi District, Luohan Street, Qigang Village.

4. Party B intends to acquire all of the equity interests or assets of Wuhan Fengze. Prior to the completion of such acquisition, Party A agreed to entrust the management and operation of Wuhan Fengze. to Party B and to sell part of operating assets of Wuhan Fengze. to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% of equity interest of Wuhan Fengze. they own to Party B.

5. Party B accepts the pledge of the equity interest by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligation

The equity interest is being pledged to guarantee all of the rights and interests Party A is entitled to under all of the following listed agreements by and among Party A and Party B:

(a) Entrusted Management Agreement, by and between Party A, Wuhan Fengze. and Party B on Dec 1st, 2009 in Wuhan;

(b) Exclusive Option Agreement by and among Party A, Wuhan Fengze. and Party B on Dec 1st, 2009 in Wuhan;

(e) Shareholders’ Voting Proxy Agreement, by and between Party A and Party B on Dec 1st, 2009 in Wuhan;

Article 2 Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

(a)	100% of the equity interest in Wuhan Fengze.;

(b)	100% of the registered capital (“Registered Capital”) of Wuhan Fengze.;

(c)	all investment certificates and other documents in respect of the Registered Capital of Wuhan Fengze.;

(d)	all money, dividends, interest and benefits at any time arising in respect of all the equity interest and Registered Capital of Wuhan Fengze.; and all voting rights and all other rights and benefits attaching to or accruing to the equity interest or the Registered Capital of Wuhan Fengze. to Party B.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party A is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

Party A shall try with its best effort to after the date of this Agreement, process the registration procedures with Wuhan Administration for Industry and Commerce concerning the pledged equity interest and ensure that all other approval(s) from or registration with relevant PRC authorities is granted or duly secured.

Article 5 Transfer of Pledged Equity Interest

Party A shall not transfer any of the pledged equity interest without the prior written consent of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1	This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

6.2	Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission South China Sub-Commission in Shenzhen in accordance with its rules then in effect. The arbitration shall take place in Shenzhen. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1	Any provision of this Agreement that is invalid or unenforceable due to the Laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2	In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1	The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2	The Agreement shall be executed in five copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force, and both the English version and Chinese version shall have the same effect.

11.3	In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signature only)

Party A:

ZHANG Xin (signature):

WANG Kaiying (signature):

LI Hanying (signature):

Party B:

Wuhan Fengxin Agricultural and Technology Development Co., Ltd.

(seal)

Authorized representative:

(signature)

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